Exhibit 10.1

THIRD AMENDMENT TO THE
NORTEK, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
WHEREAS, Nortek, Inc. (the "Company") adopted the Nortek, Inc. Supplemental Executive Retirement Plan (the "Plan") effective January 1, 1996 (the "Plan"); and

WHEREAS, the Plan provides that the Board may from time to time designate additional executives to participate in the Plan and to establish the benefit level for each executive.

NOW, THEREFORE, effective May 5, 2001 Schedule C of the Plan is revised to read as follows:

SCHEDULE C
Participants:	Applicable Percentage	Effective Date of Participant
Kevin W. Donnelly	40%	1/1/96

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 14thday of May, 2001.

NORTEK,INC.

By: /s/ Richard J. Harris